Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 15, 2010, relating to the consolidated financial statements and financial statement schedule of Graco Inc., and the effectiveness of Graco Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Graco Inc. for the year ended December 25, 2009.
Deloitte & Touche LLP
Minneapolis, Minnesota
June 17, 2010